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                                 EXHIBIT 11.1


               Schedule Regarding Computation of Per Share Loss
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ACTUAL                                     For the Three         For the period          For the Three         For the Nine
                                            Months Ended         February 20, 1996         Months Ended         Months Ended
                                         September 30, 1996   (Date of Incorporation)   September 30, 1997   September 30, 1997
                                                               to September 30, 1996
Net loss                                   $  (1,216,502)         $   (1,227,800)          $  (1,518,364)       $  (4,738,494)
                                           --------------         ---------------          --------------       --------------
                                           --------------         ---------------          --------------       --------------
Weighted average common
shares outstanding                               996,586                 939,207               4,672,821            2,412,906
                                           --------------         ---------------          --------------       --------------
                                           --------------         ---------------          --------------       --------------

Net income (loss) per
common and common equivalent share                $(1.22)                 $(1.31)                  $(.32)              $(1.96)
                                           --------------         ---------------          --------------       --------------
                                           --------------         ---------------          --------------       --------------
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